SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2003

(Date of earliest event reported)

GENELABS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063

(Address of Principal Executive Offices)	(Zip Code)

(650) 369-9500

(Registrant's Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.	EXHIBITS

99.1	Press Release of Registrant, dated August 14, 2003, entitled "Genelabs Technologies, Inc. Reports Second Quarter and Six Month 2003 Financial Results."

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 14, 2003, Genelabs Technologies, Inc., a California corporation (“Registrant”), announced its 2003 second quarter and six month financial results. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GENELABS TECHNOLOGIES, INC.

By:	/s/ Matthew M. Loar

Name:	Matthew M. Loar
Title:	Chief Financial Officer

Date: August 14, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Registrant, dated August 14, 2003, entitled "Genelabs Technologies, Inc. Reports Second Quarter and Six Month 2003 Financial Results."

EXHIBIT 99.1 – PRESS RELEASE

EXHIBIT 99.1

GENELABS TECHNOLOGIES, INC. REPORTS SECOND QUARTER AND SIX MONTH 2003 FINANCIAL RESULTS

REDWOOD CITY, Calif. – August 14, 2003 – Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported revenues of $0.8 million and a net loss of $4.3 million, or $0.07 per share, for the quarter ended June 30, 2003. This compares to revenues of $1.0 million and a net loss of $4.2 million, or $0.08 per share, for the second quarter 2002. Revenues for the six-month period ended June 30, 2003 were $1.5 million and the net loss was $8.5 million, or $0.15 per share, compared to revenues of $2.0 million and a net loss of $7.8 million, or $0.16 per share, for the six-month period ended June 30, 2002.

At June 30, 2003, Genelabs had $4.8 million in cash and short-term investments. After the end of the second quarter, on August 1, 2003, Genelabs completed the sale of 1,666,667 shares of its common stock at a price of $1.595 per share for gross proceeds of $2,658,333. In connection with the sale, Genelabs also issued warrants to purchase an additional 1,666,667 shares of Genelabs common stock at an exercise price of $1.50 per share.

Separately, Genelabs announced the issuance of an additional U.S. patent, Patent No. 6,605,591, “Treatment of Subnormal Bone Mineral Density,” issued on August 12, 2003.

“Our progress since the beginning of the second quarter of 2003 has been gratifying. We closed two private placements with high quality investors, raising an aggregate of approximately $10.8 million, supporting our groundbreaking clinical development of Prestara™ for lupus and our hepatitis C virus research. Our drug development team is working under the new leadership of Mumtaz Ahmed, M.D., Ph.D., a senior drug development executive with substantial experience conducting successful clinical trials. We continue to target the end of September 2003 to complete patient enrollment in our confirmatory phase III clinical trial measuring the effect of Prestara on the bone mineral density of women with lupus. We also have two U.S. patents that recently issued based on the results from our Prestara clinical trials, adding to our intellectual property portfolio,” stated Irene A. Chow, Ph.D., chairman and chief executive officer. “In research, our drug discovery team has generated novel nucleoside and non-nucleoside lead compounds that have potent activity in our hepatitis C virus assays, and we are in the process of optimizing selected compounds. Because of the progress we are making in the clinics and in our lab, our business development team is advancing our partnering discussions for licensing of European and Japanese rights to Prestara and for collaborating on our hepatitis C virus drug discovery research program. I am excited about Genelabs’ prospects.”

Genelabs also announced the retirement of Thomas E. Dewey, Jr., 70, from its board of directors. Mr. Dewey has been a member of Genelabs’ board of directors since January 1999 and is a senior investment banker and financial advisor with McFarland Dewey & Co., LLC, an investment banking firm in New York City.

“My fellow board members join me in thanking Tom for his dedication and contribution to Genelabs over the past four and a half years,” stated Dr. Chow. “We are grateful for his service and wish him the best.”

About Genelabs
Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. We are concentrating our capabilities on developing a late-stage product for lupus and discovering novel lead compounds that selectively inhibit replication of the hepatitis C virus (HCV). Through our drug discovery efforts we have synthesized numerous antimicrobial lead compounds, one of which has been selected for preclinical development, and are using high-throughput methods for the discovery of novel lead compounds for HCV. Our clinical development efforts are concentrated on Prestara™ (prasterone; Anastar™ in Europe) for systemic lupus erythematosus, for which we have received an approvable letter from the U.S. Food and Drug Administration and for which we have submitted a Marketing Authorization Application in Europe. For more information about Genelabs, please visit www.genelabs.com.

NOTE: This press release contains forward-looking statements including statements regarding the enrollment for our clinical trial of Prestara™ for systemic lupus erythematosus, our research progress, and the status of our licensing and collaboration discussions. These forward-looking statements are based on Genelabs’ current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the company’s capital requirements and history of operating losses; whether the results of the company’s clinical trials of Prestara™ and other supporting information will be sufficient to support the approval of Prestara™ by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; uncertainties and risks regarding market acceptance of Prestara™ as a treatment for systemic lupus erythematosus (SLE or lupus); uncertainties and risks regarding the company’s ability to consummate strategic or corporate partner transactions on favorable terms or at all; the early stage of Genelabs’ research programs and uncertainties associated with the preclinical development of compounds, including whether a compound will advance to preclinical testing, clinical trials, or ultimately become a product, and the uncertainty of the timing of any of these; and the validity, scope and enforceability of patents related to the company’s technologies. The active ingredient in Prestara™ is prasterone, the synthetic equivalent of the androgenic hormone dehydroepiandrosterone (DHEA). Products containing DHEA are currently being marketed by others as dietary supplements. The company has not submitted applications for regulatory review of Prestara™ outside the U.S. and Europe. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara™ for SLE. Please see the information appearing in the company’s filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions “Risk Factors,” “Business Risks” and “Forward-Looking Statements” for more discussion regarding these uncertainties and risks and others associated with the company’s research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

GENELABS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)

Cash, cash equivalents and short-term investments:	$4,753	$6,570
Other current assets	763	929
Property and equipment, net	1,095	1,306
Long-term investments
	960	960

	$7,571	$9,765

Total liabilities	$5,894	$7,051
Shareholders' equity	1,677	2,714

	$7,571	$9,765

GENELABS TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2003	2002	2003	2002
Contract revenue	$ 776	$ 991	$ 1,503	$ 2,022

Operating expenses:
Research and development	3,771	3,958	7,328	7,338
General and administrative	1,489	1,568	2,880	2,934

Total operating expenses	5,260	5,526	10,208	10,272

Operating loss	(4,484)	(4,535)	(8,705)	(8,250)
Interest income, net	10	120	31	192

Loss from continuing operations	(4,474)	(4,415)	(8,674)	(8,058)
Income from discontinued operations of
diagnostic subsidiary	194	183	194	259

Net loss	$(4,280)	$(4,232)	$(8,480)	$(7,799)

Loss per share from continuing operations	$ (0.08)	$ (0.09)	$ (0.15)	$ (0.16)

Net loss per share	$ (0.07)	$ (0.08)	$ (0.15)	$ (0.16)

Weighted average shares outstanding	58,617	49,850	56,005	49,849